Exhibit 4.3

GUARANTEE

For value received, each of NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp. (each a “Guarantor” and together the “Guarantors”) hereby fully and unconditionally guarantees the cash payments in United States dollars of principal of and interest on the Security on which this Guarantee is endorsed in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of the NRFC NNN Holdings, LLC (the “Issuer”) under the Indenture or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 13 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 13 of the Indenture and its terms shall be evidenced therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of May 28, 2008, by and among the Issuer, each of the undersigned, as Guarantors, and Wilmington Trust Company, as Trustee, as amended or supplemented (the “Indenture”).

The obligations of each of the undersigned to the Holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of the Security to which this Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions.

This Guarantee shall be an unsecured and unsubordinated obligation of each Guarantor and rank equally with other unsecured and unsubordinated indebtedness of such Guarantor that is currently outstanding or that it may issue in the future.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned Guarantors have caused this Guarantee to be duly executed.

Dated:  May 28, 2008

NORTHSTAR REALTY FINANCE CORP.

By:
	Name:	Albert Tylis
	Title:	Executive Vice-President and General Counsel

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

	By:	NorthStar Realty Finance Corp., in its capacity as general partner

By:
		Name:	Andrew Richardson
		Title:	Executive Vice President and Chief Financial Officer

NRFC SUB-REIT CORP.

By:
		Name:	Andrew Richardson
		Title:	Executive Vice President and Chief Financial Officer